UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 23, 2010

Vitran Corporation Inc.

(Exact name of registrant as specified in its charter)

ONTARIO, CANADA	001-32449	98-0358363

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

185 The West Mall, Suite 701, Toronto, Ontario, Canada		M9C 5L5

(Address of principal executive offices)		(Zip code)

(Registrant’s telephone number, including area code)	416-596-7664

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

Vitran Corporation Inc. (the “Company”) and certain of its subsidiaries entered into Amendment No. 7 to the July 31, 2007 Credit Agreement (the “Amending Agreement”) led by JPMorgan Chase Bank, N.A., as agent (the “Agent”), and other lenders that are parties thereto (the “Lending Group”).  The Amending Agreement was dated as of December 22, 2010 and became effective December 23, 2010. The Amending Agreement amends the original credit agreement dated July 31, 2007 (the “Original Credit Agreement”) among the Company, certain of its subsidiaries, the Agent, and the Lending Group.  The Original Credit Agreement continues in full force and effect, other than as amended by the Amending Agreement and (i) Amendment No. 1 to Credit Agreement dated as of January 21, 2008, (ii) Amendment No. 2 to Credit Agreement dated as of April 10, 2008, (iii) Amendment No. 3 to Credit Agreement dated as of December 30, 2008, (iv) Amendment No. 4 to Credit Agreement dated as of March 6, 2009, (v) Amendment No. 5 to Credit Agreement dated as of May 8, 2009 and (vi) Amendment No. 6 to Credit Agreement dated as of September 17, 2009.

The following is a summary of the material terms of the amendments to the Original Credit Agreement, as amended by the Amending Agreement:

•
The Lending Group consented for Export Development Canada (“EDC”) to provide the Company a $3.5 million term loan for the purchase of real estate in the United States.  The EDC will have first mortgage on the real estate.

•	In addition, the Amending Agreement altered the definition of permitted disposition to allow for the transfer or sale of assets from one wholly-owned subsidiary to another.

•	Total bank commitment under the Amending Agreement remains unchanged and all other terms and fees remain unchanged.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

VITRAN CORPORATION INC.

	By:	/s/ Sean P. Washchuk
Name: Sean P. Washchuk
Date: December 30, 2010	Title: Vice President Finance and Chief Financial Officer